UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 31, 2026
ARES REAL ESTATE INCOME TRUST INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

One Tabor Center, 1200 Seventeenth Street, Suite 2900, Denver, CO	80202

(Address of Principal Executive Offices)	(Zip Code)
(303) 228-2200
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01     Other Events.
Ares Real Estate Income Trust Inc. (referred to herein as the “Company,” “we,” “our,” or “us”) is filing this Current Report on Form 8-K in order to provide an update regarding our net asset value (“NAV”), our assets and portfolio.
Most Recent Transaction Price and Net Asset Value Per Share
September 1, 2026 Transaction Price
The transaction price for each of our share classes is equal to such share class’s NAV per share as of July 31, 2026. A calculation of the NAV per share is set forth below.
July 31, 2026 NAV Per Share
Our board of directors, including a majority of our independent directors, has adopted valuation procedures, as amended from time to time, that contain a comprehensive set of methodologies to be used in connection with the calculation of our NAV. Our most recent NAV per share for each share class, which is updated as of the last calendar day of each month, is posted on our website at www.areswms.com/solutions/areit and is also available on our toll-free, automated telephone line at (888) 310-9352. With the approval of our board of directors, including a majority of our independent directors, we have engaged Altus Group U.S. Inc., a third-party valuation firm, to serve as our independent valuation advisor (“Altus Group” or the “Independent Valuation Advisor”) with respect to helping us administer the valuation and review process for the real properties in our portfolio, providing monthly real property appraisals and valuations for certain of our debt-related assets, reviewing annual third-party real property appraisals, reviewing the internal valuations of loans (“DST Program Loans”) provided to certain investors in our program to raise capital in private placements exempt from registration pursuant to Rule 506(b) of Regulation D under the Securities Act of 1933, as amended, through the sale of beneficial interests (“DST Interests”) in specific Delaware statutory trusts holding real properties, including properties currently indirectly owned by our operating partnership (the “DST Program”), and debt-related liabilities performed by Ares Commercial Real Estate Management LLC (our “Advisor”), providing quarterly valuations of our properties subject to master lease obligations associated with the DST Program, and assisting in the development and review of our valuation procedures.
As used below, “Fund Interests” means our outstanding shares of common stock, along with the partnership units in our operating partnership (“OP Units”), which may be or were held directly or indirectly by the Advisor, affiliates of the sponsor and the Advisor, and third parties, and “Aggregate Fund NAV” means the NAV of all the Fund Interests.

The following table sets forth the components of Aggregate Fund NAV as of July 31, 2026 and June 30, 2026:

	As of
(in thousands)	July 31, 2026	June 30, 2026
Investments in residential properties	$2,713,050	$2,707,050
Investments in industrial properties	3,432,550	3,331,200
Investments in retail properties	1,232,000	730,700
Investments in office properties	402,450	401,200
Investments in other properties (1)	884,050	839,450
Total investment in real estate properties	8,664,100	8,009,600
Investments in real estate debt and securities	362,948	360,022
Investments in unconsolidated joint venture partnerships	567,613	563,299
DST Program Loans	219,263	208,776
Total investments	9,813,924	9,141,697
Cash and cash equivalents	24,776	41,129
Restricted cash	15,698	14,697
Other assets	86,355	78,485
Line of credit, term loans and mortgage notes	(3,138,264)	(2,575,384)
Financing obligations associated with our DST Program	(2,676,731)	(2,597,161)
Other liabilities	(169,763)	(173,223)
Accrued performance participation allocation	(24,472)	(20,436)
Accrued advisory fees	(5,975)	(5,885)
Noncontrolling interests in consolidated joint venture partnerships	(15,824)	(15,417)
Aggregate Fund NAV	$3,909,724	$3,888,502
Total Fund Interests outstanding	473,596	472,887
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(1)Includes self-storage and data center properties.
The following table sets forth the NAV per Fund Interest as of July 31, 2026 and June 30, 2026:

(in thousands, except		Class T-R	Class S-R	Class D-R	Class I-R	Class E	Class S-PR	Class D-PR	Class I-PR	Class B
per Fund Interest data)	Total	Shares	Shares	Shares	Shares	Shares	Shares	Shares	Shares	Shares	OP Units
As of July 31, 2026
Monthly NAV	$3,909,724	$167,947	$268,401	$44,850	$538,983	$317,581	$110,531	$16,335	$174,053	$412,006	$1,859,037
Fund Interests outstanding	473,596	20,344	32,512	5,433	65,288	38,469	13,389	1,979	21,083	49,908	225,191
NAV Per Fund Interest	$8.2554	$8.2554	$8.2554	$8.2554	$8.2554	$8.2554	$8.2554	$8.2554	$8.2554	$8.2554	$8.2554
As of June 30, 2026
Monthly NAV	$3,888,502	$169,429	$271,912	$45,384	$534,818	$318,386	$103,248	$13,245	$162,309	$410,384	$1,859,387
Fund Interests outstanding	472,887	20,605	33,068	5,519	65,039	38,719	12,556	1,611	19,739	49,908	226,123
NAV Per Fund Interest	$8.2229	$8.2229	$8.2229	$8.2229	$8.2229	$8.2229	$8.2229	$8.2229	$8.2229	$8.2229	$8.2229
Under U.S. generally accepted accounting principles (“GAAP”), we record liabilities for ongoing distribution fees that we estimate we may pay in future periods for the Fund Interests. As of July 31, 2026, we estimated approximately $105 million of ongoing distribution fees were potentially payable. We do not deduct the liability for estimated future distribution fees in our calculation of NAV since we intend for our NAV to reflect our estimated value on the date that we determine our NAV. Accordingly, our estimated NAV at any given time does not include consideration of any estimated future distribution fees that may become payable after such date.

We include no discounts to our NAV for the illiquid nature of our shares, including the limitations on our stockholders’ ability to redeem shares under our share redemption program and our ability to make exceptions to, modify or suspend our share redemption program at any time. Our NAV generally does not reflect the potential impact of exit costs (e.g. selling costs and commissions related to the sale of a property) that would likely be incurred if our assets and liabilities were liquidated or sold today. While we may use market pricing concepts to value individual components of our NAV, our per share NAV is not derived from the market pricing information of open-end real estate funds listed on stock exchanges.
Our NAV is not a representation, warranty or guarantee that: (i) we would fully realize our NAV upon a sale of our assets; (ii) shares of our common stock would trade at our per share NAV on a national securities exchange; and (iii) a stockholder would be able to realize the per share NAV if such stockholder attempted to sell his or her shares to a third party.
The valuations of our real properties as of July 31, 2026, excluding certain newly acquired properties that are currently held at cost which we believe reflects the fair value of such properties, were provided by the Independent Valuation Advisor in accordance with our valuation procedures. Certain key assumptions that were used by the Independent Valuation Advisor in the discounted cash flow analysis are set forth in the following table based on weighted-averages by property type.

	Residential	Industrial	Retail	Office	Other (1)	Weighted-Average Basis
Exit capitalization rate	5.1%	5.7%	6.4%	7.3%	6.1%	5.7%
Discount rate / internal rate of return	7.0%	7.3%	7.2%	8.7%	7.7%	7.3%
Average holding period (years)	10.0	10.1	10.0	10.0	14.2	10.5
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(1)Includes self-storage and data center properties.
A change in the exit capitalization and discount rates used would impact the calculation of the value of our real property. For example, assuming all other factors remain constant, the changes listed below would result in the following effects on the value of our real properties, excluding certain newly acquired properties that are currently held at cost which we believe reflects the fair value of such properties:

Input	Hypothetical Change	Residential	Industrial	Retail	Office	Other (1)	Weighted-Average Values
Exit capitalization rate (weighted-average)	0.25% decrease	3.3%	3.1%	2.3%	2.5%	2.3%	3.0%
	0.25% increase	(3.0)%	(2.7)%	(2.2)%	(2.3)%	(2.1)%	(2.7)%
Discount rate (weighted-average)	0.25% decrease	2.0%	2.1%	1.9%	2.1%	2.5%	2.1%
	0.25% increase	(1.9)%	(1.9)%	(1.8)%	(2.0)%	(2.4)%	(1.9)%
____________________________________________
(1)Includes self-storage and data center properties.
Distributions
We authorized monthly gross distributions for each class of shares of our common stock in the amount of $0.0345 per share for the month of July 2026. These distributions were paid to all stockholders of record as of the close of business on July 31, 2026, net of, as applicable, distribution fees that are payable monthly with respect to certain classes of shares of our common stock.

Update on Our Assets and Activities
As of July 31, 2026, our consolidated investments include 165 real estate properties totaling approximately 34 million square feet located in 34 markets throughout the U.S., which were 95% leased.
As of July 31, 2026, our leverage ratio was 32% (calculated as outstanding principal balance of our borrowings, including secured financings on debt-related investments, less cash and cash equivalents, divided by the fair value of our real property, net investments in unconsolidated joint venture partnerships and investments in real estate debt and securities not associated with the DST Program, as determined in accordance with our valuation procedures).
Quarter-to-date through July 31, 2026, we raised gross proceeds of approximately $102 million, including proceeds from our distribution reinvestment plan and the sale of DST Interests (including $11 million of DST Interests financed by DST Program Loans). The aggregate dollar amount of common stock and OP Unit redemptions requested for July, which were redeemed in full on August 1, 2026, was $9 million.

Forward-Looking Statements
This Current Report on Form 8-K includes certain statements that may be deemed “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “could,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or other similar words or terms and include, without limitation, statements regarding the estimates and assumptions used in the calculation of our NAV per Fund Interest. These statements are not guarantees of future performance, and involve certain risks, uncertainties and assumptions that are difficult to predict. The forward-looking statements included herein are based upon our current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, present and future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Among the factors that may cause results to vary are difficulties in economic conditions generally and the real estate, debt, and securities markets specifically, including the impact of inflation, changes in interest rates, developments related to tariffs and trade policies and the resulting impacts on market volatility and global trade and the conflicts in Ukraine and in the Middle East, legislative or regulatory changes, including changes to the laws governing the taxation of real estate investment trusts (“REITs”), risks associated with acquisitions, availability and creditworthiness of prospective customers, availability of capital (debt and equity), competition, supply and demand for properties in current and any proposed market areas in which we invest, our customers’ ability to pay rent, changes to accounting principles, policies and guidelines applicable to REITs, environmental, regulatory and/or safety requirements, customer bankruptcies and defaults, the availability and cost of comprehensive insurance, including our ability to continue to qualify as a REIT, and other factors, many of which are beyond our control. For a further discussion of these factors and other risk factors that could lead to actual results materially different from those described in the forward-looking statements, see “Risk Factors” under Item 1A of Part 1 of our Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent periodic and current reports filed with the SEC. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason.
Item 9.01     Financial Statements and Exhibits.
(d)Exhibits

Exhibit Number	Description
99.1*	Consent of Altus Group U.S. Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
____________________________________________
*Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ares Real Estate Income Trust Inc.

August 17, 2026	By:	/s/ TAYLOR M. PAUL
Taylor M. Paul Managing Director, Chief Financial Officer and Treasurer